EXHIBIT 99

                   PRESS RELEASE OF ALAMOGORDO FINANCIAL CORP.


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                                   ALAMOGORDO
                                    FINANCIAL
                                      CORP.




                                  PRESS RELEASE


                                                          Date: January 14, 2004
                                                    Contact: R. Miles Ledgerwood
                                                                   (505)437-9334

                              FOR IMMEDIATE RELEASE

                  Alamogordo Financial Corp. Declares Dividend

         R. Miles Ledgerwood, President and Chief Executive Officer of Alamogordo Financial Corp. (OTC Bulletin Board "ALMG") today announced that the Company has declared a cash dividend of 17(cent) per share on the Company's common stock for the fiscal quarter ended December 31, 2003. The dividend will be payable to stockholders of record as of January 30, 2004, and will be paid on February 13, 2004.

         Alamogordo Financial Corp. is the parent corporation for Alamogordo Federal Savings and Loan Association, a federally chartered savings association headquartered in Alamogordo, New Mexico. The Association's deposits are insured by the Federal Deposit Insurance Corporation. The Company reported net income of $158,787 for the three months ended December 31, 2003. At December 31, 2003, the Company had total assets of $158.7 million, total deposits of $118.8 million, and total stockholders' equity of $28.0 million.









           500 10th St. - ALAMOGORDO, NM 88310 - PHONE (505) 437-9334